                                    EXHIBIT 7

Legal Title of Bank:  Bank One Trust Company, N.A.   Call Date:  12/31/00    State #: 391581  FFIEC 032
Address:              100 Broad Street               Vendor ID:  D           Cert #:  21377   Page RC-1
City, State  Zip:     Columbus, OH 43271             Transit #:  04400003


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                   DOLLAR AMOUNTS IN THOUSANDS
                                                                                    RCON   BIL MIL THOU      C300
                                                                                   ------ --------------     ----
ASSETS

1.  Cash and balances due from depository institutions (from Schedule               RCON
    RC-A):                                                                          ----
    a. Noninterest-bearing balances and currency and coin(1)....................    0081          64,969     1.a
    b. Interest-bearing balances(2).............................................    0071               0     1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)................    1754               0     2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............    1773           4,286     2.b
3.  Federal funds sold and securities purchased under agreements to resell......    1350       1,056,754     3.
4.  Loans and lease financing receivables:                                          RCON
    a. Loans and leases, net of unearned income (from Schedule                      ----
       RC-C)....................................................................    2122         346,052     4.a
    b. LESS: Allowance for loan and lease losses................................    3123             372     4.b
    c. LESS: Allocated transfer risk reserve....................................    3128               0     4.c
                                                                                    RCON
    d. Loans and leases, net of unearned income, allowance, and                     ----
       reserve (item 4.a minus 4.b and 4.c).....................................    2125         345,680     4.d
5.  Trading assets (from Schedule RD-D).........................................    3545               0     5.
6.  Premises and fixed assets (including capitalized leases)....................    2145          21,835     6.
7.  Other real estate owned (from Schedule RC-M)................................    2150               0     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................................    2130               0     8.
9.  Customers' liability to this bank on acceptances outstanding                    2155               0     9.
10. Intangible assets (from Schedule RC-M)......................................    2143          13,697     10.
11. Other assets (from Schedule RC-F)...........................................    2160        131,390      11.
12. Total assets (sum of items 1 through 11)....................................    2170       1,638,611     12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
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
Legal Title of Bank:  Bank One Trust Company, N.A.   Call Date:  12/31/00    State #:  391581   FFIEC 032
Address:              100 Broad Street               Vendor ID:  D           Cert #:   21377   Page RC-12
City, State  Zip:     Columbus, OH 43271             Transit #:  04400003

SCHEDULE RC-CONTINUED
                                                                                DOLLAR AMOUNTS IN THOUSANDS
                                                                                ---------------------------
LIABILITIES
13. Deposits:                                                                          RCON
    a. In domestic offices (sum of totals of columns A and C                           ----
       from Schedule RC-E, part 1)..............................................       2200    1,410,826     13.a
       (1) Noninterest-bearing(1)...............................................       6631      830,363     13.a1
       (2) Interest-bearing.....................................................       6636      580,463     13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).......................................
       (1) Noninterest bearing..................................................
       (2) Interest-bearing.....................................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                RCFD 2800            0     14.
15. a. Demand notes issued to the U.S. Treasury.................................  RCON 2840            0     15.a
    b. Trading Liabilities(from Sechedule RC-D).................................  RCFD 3548            0     15.b
                                                                                       RCON
16. Other borrowed money:                                                              ----
    a. With original maturity of one year or less...............................       2332            0     16.a
    b. With original  maturity of more than one year............................       A547            0     16.b
    c. With original maturity of more than three years..........................       A548            0     16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding.....................       2920            0     18.
19. Subordinated notes and debentures...........................................       3200            0     19.
20. Other liabilities (from Schedule RC-G)......................................       2930       75,186     20.
21. Total liabilities (sum of items 13 through 20)..............................       2948    1,486,012     21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............................       3838            0     23.
24. Common stock................................................................       3230          800     24.
25. Surplus (exclude all surplus related to preferred stock)....................       3839       45,157     25.
26. a. Undivided profits and capital reserves...................................       3632      106,620     26.a
    b. Net unrealized holding gains (losses) on available-for-sale
        securities..............................................................       8434           22     26.b
    c. Accumulated net gains (losses) on cash flow hedges.......................       4336            0     26.c
27. Cumulative foreign currency translation adjustments.........................
28. Total equity capital (sum of items 23 through 27)...........................       3210      152,599     28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).......................................       3300    1,638,611     29.

Memorandum
To be reported only with the March Report of Condition.                                                  ------------------
1.   Indicate in the box at the right the number of the statement below that best describes the most         N/A  Number
     comprehensive level of auditing work performed for the bank by independent external                        M.1.
     auditors as of any date during 1996............................................RCFD 6724.......     ------------------
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
1 = Independent audit of the bank conducted in accordance        4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company       5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which        6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company             external auditors
    (but not on the bank separately)                             7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in              8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required
    by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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